EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 6, 2013 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 5th by dialing 855-859-2056, access code 86463685. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR ENDED 2012

Lake Forest, Illinois, February 6, 2013—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and full year of 2012.

Revenues for the quarter ended December 31, 2012 were $503.6 million, up 12.8% from $446.6 million in the fourth quarter last year.  Acquisitions contributed approximately $31.1 million to the current period’s growth in revenues.  Revenues increased 13.3% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $2.3 million.  Gross profit was $227.0 million, up 12.6% from $201.5 million in the fourth quarter last year.  Gross profit as a percent of revenue was 45.1% compared with 45.1% in the fourth quarter of 2011.

Net income attributable to Stericycle for the fourth quarter of 2012 was $70.1 million or $0.80 per diluted share compared with $64.3 million or $0.74 per diluted share for the fourth quarter of 2011.  Net income attributable to Stericycle for the fourth quarters of 2012 and 2011 includes acquisition expenses, adjustments of contingent consideration to fair value, restructuring and plant closure costs, loss on the sale of business, litigation settlement expense, and other items.  Excluding the effect of these items, non-GAAP earnings per diluted share were $0.88 for the current quarter (see table below).  Non-GAAP earnings per diluted share increased 15.1% from non-GAAP earnings per diluted share of $0.76 in the fourth quarter of 2011.

FULL YEAR RESULTS

Revenues for the full year 2012 were $1.91 billion, up 14.1% from $1.68 billion in 2011. Acquisitions contributed approximately $140.3 million to the current year’s growth in revenues.  Revenues increased 15.4% compared to the prior year when adjusted for unfavorable foreign exchange impacts of $21.8 million.  Gross profit was $857.3 million, up 12.7% from $760.7 million in 2011.  Gross profit as a percent of revenue was 44.8% compared with 45.4% in 2011.  Earnings per diluted share increased 14.6% to $3.08 in 2012 from $2.69 in 2011.  Non-GAAP earnings per diluted share, when adjusted for various items, increased 15.4% to $3.30 from $2.86 (see table below):

Table to reconcile non-GAAP EPS to GAAP EPS
	Three months ended December 31,				Year ending December 31,
			Change				Change
	2012	2011	$	%	2012	2011	$	%
GAAP EPS	$0.80	$0.74	$0.06	8.2%	$3.08	$2.69	$0.39	14.6%
Acquisition expenses/ Fair Value	0.02	(0.01)			0.10	0.12
Restructuring/ Plant Closure	0.01	0.03			0.04	0.04
Loss/ (Gain) on Sale					0.04	0.00
Litigation Expense	0.04	0.01			0.04	0.01
Acceleration of Term Loan Fees					0.00	0.01
Non-GAAP EPS (adjusted)	$0.88	$0.76	$0.12	15.1%	$3.30	$2.86	$0.44	15.4%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $387.4 million for the full year of 2012.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	December 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$31,324	$22,511
Short-term investments	503	416
Accounts receivable, less allowance for doubtful accounts of $19,443 in 2012 and $18,905 in 2011	322,246	290,854
Deferred income taxes	22,995	19,314
Prepaid expenses	27,042	22,466
Other current assets	37,176	35,035
Total Current Assets	441,286	390,596
Property, Plant and Equipment, net	335,870	293,912
Other Assets:
Goodwill	2,065,103	1,913,703
Intangible assets, less accumulated amortization of $64,215 in 2012 and $42,050 in 2011	667,471	546,618
Other	37,008	32,261
Total Other Assets	2,769,582	2,492,582
Total Assets	$3,546,738	$3,177,090

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$87,781	$100,526
Accounts payable	74,225	66,635
Accrued liabilities	135,321	140,521
Deferred revenues	18,095	12,855
Other current liabilities	15,638	6,377
Total Current Liabilities	331,060	326,914
Long-term debt, net of current portion	1,268,303	1,284,113
Deferred income taxes	362,643	313,733
Other liabilities	27,409	25,079
Equity:
Common stock (par value $.01 per share, 120,000,000 authorized, 85,987,883 issued and outstanding in 2012, and 84,696,227 issued and outstanding in 2011)	860	847
Additional paid-in capital	116,720	--
Accumulated other comprehensive income	(39,064)	(45,984)
Retained earnings	1,463,277	1,243,303
Total Stericycle, Inc.’s Equity	1,541,793	1,198,166
Noncontrolling interest	15,530	29,085
Total Equity	1,557,323	1,227,251
Total Liabilities and Equity	$3,546,738	$3,177,090

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three Months Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
	(Unaudited)				(Unaudited)		(Audited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	503,638	100.0	446,557	100.0	1,913,149	100.0	1,676,048	100.0
Cost of revenues	264,541	52.5	234,342	52.5	1,011,081	52.8	874,115	52.2
Depreciation - cost of revenues	12,009	2.4	10,697	2.4	44,631	2.3	41,135	2.5
Restructuring costs	132	0.0	--	0.0	132	0.0	54	0.0
Gross profit	226,956	45.1	201,518	45.1	857,305	44.8	760,744	45.4
Selling, general and administrative expenses	86,496	17.2	76,653	17.2	327,131	17.1	291,468	17.4
Depreciation - SG&A	2,706	0.5	2,195	0.5	9,598	0.5	8,642	0.5
Amortization	6,379	1.3	5,167	1.2	22,054	1.2	16,269	1.0
Total SG&A expense and amortization	95,581	19.0	84,015	18.8	358,783	18.8	316,379	18.9
Income from operations before acquisition, integration, and other expenses	131,375	26.1	117,503	26.3	498,522	26.1	444,365	26.5
Acquisition expenses	1,707	0.3	2,310	0.5	7,920	0.4	16,704	1.0
Restructuring costs and plant closure expense	1,801	0.4	3,989	0.9	5,201	0.3	5,021	0.3
Litigation settlement	6,050	1.2	725	0.2	6,050	0.3	1,185	0.1
Loss/(gain) on sale of assets	--	0.0	(304)	-0.1	4,867	0.3	19	0.0
Change in fair value of contingent consideration	161	0.0	(5,081)	-1.1	752	0.0	(7,221)	-0.4
Integration expenses	1,356	0.3	480	0.1	4,896	0.3	4,346	0.3
Income from operations	120,300	23.9	115,384	25.8	468,836	24.5	424,311	25.3
Other income (expense):
Interest income	71	0.0	315	0.1	404	0.0	799	0.0
Interest expense	(13,077)	-2.6	(13,018)	-2.9	(51,674)	-2.7	(49,431)	-2.9
Other expense, net	187	0.0	(1,696)	-0.4	(369)	0.0	(3,355)	-0.2
Total other income (expense)	(12,819)	-2.5	(14,399)	-3.2	(51,639)	-2.7	(51,987)	-3.1
Income before income taxes	107,481	21.3	100,985	22.6	417,197	21.8	372,324	22.2
Income tax expense	36,973	7.3	35,862	8.0	147,256	7.7	134,981	8.1
Net income	70,508	14.0	65,123	14.6	269,941	14.1	237,343	14.2
Less: net income attributable to noncontrolling interests	439	0.1	835	0.2	1,945	0.1	2,592	0.2
Net income attributable to Stericycle, Inc.	70,069	13.9	64,288	14.4	267,996	14.0	234,751	14.0

Earnings per share-diluted	0.80		0.74		3.08		2.69

Weighted average number of common shares outstanding-diluted	87,281,680		86,635,383		87,018,473		87,367,712

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Years Ended December 31,
	2012	2011
	(Unaudited)	(Audited)
OPERATING ACTIVITIES:
Net income	$269,941	$237,343
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	4,867	19
Restructuring and plant closure costs	1,677	2,756
Write down of other assets	--	1,256
Change in fair value of contingent consideration	752	(7,221)
Accelerated amortization of term loan financing fees	--	1,241
Stock compensation expense	16,339	15,367
Excess tax benefit of stock options exercised	(30,161)	(17,410)
Depreciation	54,229	49,777
Amortization	22,054	16,269
Deferred income taxes	25,541	31,837
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(4,329)	(31,821)
Accounts payable	(107)	(12,539)
Accrued liabilities	26,201	21,656
Deferred revenues	931	(1,997)
Other assets and liabilities	(487)	(429)
Net cash provided by operating activities	387,448	306,104

INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(229,684)	(479,661)
(Purchases of)/ proceeds from short-term investments	(89)	15,942
Proceeds from sale of business and other assets	764	2,371
Capital expenditures	(65,236)	(53,301)
Net cash used by investing activities	(294,245)	(514,649)

FINANCING ACTIVITIES:
Repayment of long-term debt and other obligations	(73,766)	(39,536)
Net (repayments)/ borrowings on senior credit facility	(304,309)	270,827
Proceeds from private placement of long-term note	250,000	--
Payments of deferred financing costs	(956)	(3,740)
Payments on capital lease obligations	(3,192)	(3,333)
Purchase and cancellation of treasury stock	(48,028)	(124,056)
Payments to noncontrolling interests	(580)	(534)
Proceeds from other issuance of common stock	64,461	31,286
Excess tax benefit of stock options exercised	30,161	17,410
Net cash (used in)/ provided by financing activities	(86,209)	148,324
Effect of exchange rate changes on cash	1,819	3,456
Net increase/ (decrease) in cash and cash equivalents	8,813	(56,765)
Cash and cash equivalents at beginning of year	22,511	79,276
Cash and cash equivalents at end of year	$31,324	$22,511

NON-CASH ACTIVITIES:
Net issuance of obligations for certain acquisitions	$105,738	$58,338